UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2016

Innospec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8310 South Valley Highway, Suite 350, Englewood, Colorado		CO 80112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 792 5554

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the acquisition of the Huntsman EDS business on December 30, 2016 (the "Huntsman EDS Closing") by Innospec Inc. (the "Company"), the Company is reassigning the duties of its principal accounting officer from Philip Curran to Christopher Parsons. Mr. Curran, who is currently the principal accounting officer of the Company, will be focusing on the duties of Performance Chemicals business accounting, as opposed to group level accounting for the Company on a consolidated basis. Mr. Parsons, who is currently the Head of Group Reporting of the Company, will serve as the principal accounting officer of the Company, effective as of the Huntsman EDS Closing, with the title of Head of Group Finance.

Mr. Parsons, age 40, has over 18 years of accounting experience. He has worked for the Company for two years. Immediately prior to joining the Company, Mr. Parsons held the position of Audit Director at Deloitte LLP for one year. Before that Mr. Parsons worked for PricewaterhouseCoopers LLP for twelve years, where his most recent position was Senior Manager, in which he served for eight years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

January 3, 2017	By:	David E. Williams

Name: David E. Williams
Title: VP, General Counsel, CCO and Corporate Secretary